Exhibit (h)
FIFTH STREET FINANCE CORP.
Common Stock
($0.01 par value per share)
AT-THE-MARKET EQUITY OFFERING SALES AGREEMENT
December 7, 2010
STIFEL, NICOLAUS & COMPANY, INCORPORATED
One South Street, 15th Floor
Baltimore, Maryland 21202
Ladies and Gentlemen:
     Fifth Street Finance Corp., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”), as sales agent and/or principal (“Agent”), up to 5,000,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), on the terms set forth in Section 2 of this Sales Agreement (the “Agreement”). The Company agrees that whenever it determines to sell Shares directly to the Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.
     On January 2, 2008, Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940, (File No. 814-00755) (the “Notification of Election”) was filed with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), pursuant to which the Company elected to be regulated as a business development company (“BDC”) under the Investment Company Act.
     The Company has entered into an amended and restated investment advisory and management agreement, dated as of April 30, 2008 (the “Investment Advisory Agreement”), with Fifth Street Management LLC, a Delaware limited liability company (the “Adviser”), which is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).
     The Company has entered into an administration agreement, dated as of December 14, 2007 (the “Administration Agreement”), with FSC, Inc., a New York corporation (the “Administrator”).
     Section 1. Representations and Warranties. (a) The Company represents and warrants to the Agent, and the Adviser and the Administrator, jointly and severally, represent and warrant to the Agent, that as of the date of this Agreement, any applicable Registration Statement Amendment Date, as defined in Section 3 below), each Applicable Time (as defined in Section 1(a)(i) below) and each Settlement Date (as defined in Section 2 below):
     (i) The Company has filed with the Commission a registration statement on Form N-2 (File No. 333-166012) under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “1933 Act”), in respect of the Company’s Common Stock (including the Shares) (collectively, the “Securities”) not earlier than three years prior to the date hereof; the Company is eligible to use Form N-2; such registration statement, and any post-effective amendment thereto, has become effective; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission and no notice of objection of the Commission to the use of such registration statement has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, including all exhibits thereto and any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430C under the 1933 Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 497 under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; and any reference to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement and any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 497 under the 1933 Act, in each case after the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be.
     No order preventing or suspending the use of the Prospectus has been issued by the Commission, and the Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and there are no contracts or agreements that are required to be described in the Prospectus, or to be filed as an exhibit to the Registration Statement, that have not been so described and filed as required under the 1933 Act.
     For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement; the Prospectus issued at or prior to such Applicable Time, with respect to any Shares, together with the public offering price of such Shares, other information conveyed to investors prior to the sale of such Shares (collectively, the “General Disclosure Package”) as of each Applicable Time and each Settlement Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (ii) Neither the Company nor any of its Subsidiaries (as defined below) is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement or any Terms Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
     (iii) The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “1934 Act”) by subsection (c)(1) of such rule.
     (iv) None of Fifth Street Fund of Funds LLC, a Delaware limited liability company, Fifth Street Funding LLC, a Delaware limited liability company (“Funding”), FSFC Holdings, Inc., a Delaware corporation, FSF/MP Holdings, Inc., a Delaware corporation, Fifth Street Mezzanine Partners IV, L.P., a Delaware limited partnership and FSMP IV GP, LLC, a Delaware limited liability company (collectively, the “Subsidiaries”) or the Company has sustained since the date of the latest audited financial statements included in the General Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the General Disclosure Package, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries (any such change or development is hereinafter referred to as a “Material Adverse Change”), otherwise than as set forth in the General Disclosure Package; and other than the Subsidiaries, the Company has no other subsidiaries.
     (v) The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the General Disclosure

Package or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries; the Company and its Subsidiaries own, lease or have access to all properties and other assets that are necessary to the conduct of their business as described in the Registration Statement and the General Disclosure Package.
     (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and to enter into and perform its obligations under this Agreement and any Terms Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each Subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package, and has been duly qualified as a foreign corporation or entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.
     (vii) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Common Stock contained in the General Disclosure Package and the Prospectus; and other than the lien granted by the Company on all of its equity interests in Funding in connection with a secured credit facility with Wells Fargo Bank, National Association, successor to Wachovia National Bank, N.A., and FSFC Holding, Inc. and FSF/MP Holdings, Inc. in connection with a syndicated revolving credit facility with certain lender parties thereto and ING Capital LLC, as administrative agent, all of the issued equity capital of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.
     (viii) The Shares have been duly authorized and reserved for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement or any Terms Agreement against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Stock contained in the Prospectus; no holder of Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to any pre-emptive, co-sale right, rights of first refusal or other similar rights of any security holder of the Company or any other person.
     (ix) This Agreement and any Terms Agreement has been duly authorized, executed and delivered by the Company; each of the License Agreement, dated as of December 14, 2007 (the “License Agreement”), between the Company and Fifth Street Capital LLC, the Custodian Agreement, dated as of May 5, 2008 (the “Custodian Agreement”), between the Company and Bank of America, National Association, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Company and constitute valid, binding and enforceable agreements of the Company, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally; and the Investment Advisory Agreement has been approved by the Company’s board of directors and stockholders in accordance with Section 15 of the Investment Company Act, contains the applicable provisions required by Section 205 of the Advisers Act and Section 15 of the Investment Company Act and otherwise complies in all material respects with the requirements of the Advisers Act and the Investment Company Act.

     (x) None of the execution, delivery and performance of this Agreement and any Terms Agreement, or the consummation of the transactions contemplated hereby and thereby, will (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, or (B) result in any violation of the provisions of the Restated Certificate of Incorporation or the Amended and Restated Bylaws (the “Bylaws”) of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties except, with respect to clause (A), to the extent that any such conflict, breach or violation would not, individually or in the aggregate, result in a Material Adverse Change; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Agreement, any Terms Agreement, the License Agreement, the Investment Advisory Agreement or the Administration Agreement, or the consummation of the transactions contemplated hereby and thereby, except the registration under the 1933 Act of the Shares, such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with sale of the Shares and such consents, approvals, authorization, registrations or qualifications which have been obtained or effected.
     (xi) Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, Bylaws or any other organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.
     (xii) The statements set forth in the Prospectus and the General Disclosure Package under the caption “Description of Our Securities”, insofar as they purport to constitute a summary of the terms of the Common Stock, and under the captions “Regulation”, “Material U.S. Federal Income Tax Considerations”, “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.
     (xiii) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be a “registered management investment company”, as such term is used in the Investment Company Act.
     (xiv) Other than as set forth in the General Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (xv) The Company has duly elected to be regulated by the Commission as a BDC under the Investment Company Act, and no order of suspension or revocation has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission. Such election has not been withdrawn and the provisions of the Company’s Restated Certificate of Incorporation and Bylaws and compliance by the Company with the investment objective, policies and restrictions described in the General Disclosure Package and the Prospectus, will not conflict with the provisions of the Investment Company Act applicable to the Company.
     (xvi) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, are independent public accountants of the Company as required by the 1933 Act.
     (xvii) The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly the financial position of the

Company and its consolidated subsidiaries at the dates indicated and the statement of operations, changes in net assets, cash flows and financial highlights of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data included in the General Disclosure Package and the Prospectus present fairly the information shown therein and was compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus.
     (xviii) The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the investment objective, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Code (as defined below); (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets and to maintain material compliance with the books and records requirements under the Investment Company Act; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness (whether or not remediated) in the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 of the 1934 Act and (2) no change in the Company’s internal control over financial reporting that has materially negatively affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (xix) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established.
     (xx) There are no agreements requiring the registration under the 1933 Act of, and there are no options, warrants or other rights to purchase any shares of, or exchange any securities for shares of, the Company’s capital stock.
     (xxi) The Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described in the General Disclosure Package and the Prospectus which are necessary for the conduct of its businesses.
     (xxii) The Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force.
     (xxiii) Except as disclosed in the General Disclosure Package, the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement.
     (xxiv) The Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

     (xxv) Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the General Disclosure Package.
     (xxvi) Neither the Company nor, to the Company’s knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, nor will the Company take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (xxvii) Except as disclosed in the General Disclosure Package, (A) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act and (B) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of the Agent.
     (xxviii) The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to a BDC and the rules and regulations of the Commission thereunder.
     (xxix) The Company has not distributed any offering material in connection with the sale of the Shares other than the Registration Statement, the General Disclosure Package or the Prospectus.
     (xxx) None of the persons identified as “independent directors” in the Registration Statement or the General Disclosure Package is an “interested person” as that term is defined in Section 2(a)(19) of the Investment Company Act.
     (xxxi) Except as described in the Registration Statement and the General Disclosure Package, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the Registration Statement or the General Disclosure Package, which is not so described;
     (xxxii) Except as disclosed in the Registration Statement and the General Disclosure Package, neither the Company nor the Adviser has any lending or other commercial relationship with any affiliate of the Agent and the Company will not use any of the proceeds from the sale of the Shares to repay any indebtedness owed to any affiliate of the Agent.
     (xxxiii) The Company qualified to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for its taxable year ended September 30, 2010. The Company is in compliance with the requirements of the Code necessary to continue to qualify as a RIC. The Company intends to direct the investment of the net proceeds of the sale of the Shares and to continue to conduct its activities in such a manner as to continue to comply with the requirements for qualification as a RIC under Subchapter M of the Code. Each of the Company and its Subsidiaries has filed all tax returns that are required to be filed and have paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, would be reasonably expected to have a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Registration Statement and the Prospectus in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company or any of its Subsidiaries that could, individually or in the aggregate, result in a Material Adverse Change.

     (xxxiv) Other than the Subsidiaries and except as disclosed in the Registration Statement and the General Disclosure Package under the captions “Prospectus Summary—Recent Developments” and “Portfolio Companies,” the Company does not own, directly or indirectly, any shares of stock or any other equity or long term debt securities of any corporation or other entity as of September 30, 2010. Except for Lighting by Gregory, LLC, the Company does not control (as such term is defined in Section 2(a)(9) of the Investment Company Act) any of the companies described in the Registration Statement and the Pricing Prospectus under the caption “Portfolio Companies.”
     (xxxv) Other than as set forth in the General Disclosure Package, the Company is not aware that any executive, key employee or significant group of employees of any of the Company, the Adviser or the Administrator, plans to terminate employment with the Company or any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company.
     (xxxvi) The Common Stock is registered pursuant to Section 12(b) of the 1934 Act and is listed on The New York Stock Exchange (the “Exchange”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. The Company has continued to satisfy all Exchange listing requirements.
     (xxxvii) The Company (A) has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Company and its Subsidiaries, (B) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders, except for such failure to comply which would not, either individually or in the aggregate, reasonably be expected to, result in a Material Adverse Change and (C) is conducting its business in compliance with the requirements of the Investment Company Act.
     (xxxviii) The Company’s filings under the 1934 Act and the Investment Company Act, when they were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1934 Act and the Investment Company Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.
     (xxxix) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.
     (xl) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

     (xli) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate, person acting on behalf of the Company or any of its Subsidiaries or any person or entity to whom the Company or any of its Subsidiaries has made loans is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Shares contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (b) The Adviser represents and warrants to the Agent that as of the date of this Agreement, any applicable Registration Statement Amendment Date, each Applicable Time and each Settlement Date:
     (i) The Adviser has not sustained since January 2, 2008 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since January 2, 2008, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Adviser (any such change or development is hereinafter referred to as an “Adviser Material Adverse Change”), otherwise than as set forth or contemplated in the General Disclosure Package.
     (ii) The Adviser has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the General Disclosure Package, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.
     (iii) The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement for the Company as contemplated by the General Disclosure Package. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.
     (iv) This Agreement, any Terms Agreements and the Investment Advisory Agreement have each been duly authorized, executed and delivered by the Adviser and constitute valid, binding and enforceable agreements of the Adviser, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally; except as amended and restated as of April 30, 2008, the Investment Advisory Agreement has not been amended and continues in full force and effect.
     (v) None of the execution, delivery and performance of this Agreement, any Terms Agreement or the Investment Advisory Agreement, or the consummation of the transactions contemplated hereby and thereby, will (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Adviser or any of its subsidiaries is a party or by which the Adviser or any of its subsidiaries is bound or to which any of the property or assets of the Adviser or any of its subsidiaries is subject, or (B) result in any violation of the provisions of the limited liability company agreement of the Adviser or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Adviser or any of its subsidiaries or any of its properties except, with respect to clause (A), to the extent that any such conflict, breach or violation would not, individually or in the aggregate, result in an Adviser Material Adverse Change; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Agreement, any Terms Agreement or the Investment Advisory Agreement, or the consummation of the transactions contemplated hereby and thereby by the Adviser, including the conduct of its business, except such as have been obtained under the 1933 Act, the Investment Company Act and the Advisers Act.
     (vi) There are no legal or governmental proceedings pending to which the Adviser is a party or of which any of its property is the subject which, if determined adversely to the Adviser would individually or in the aggregate materially adversely affect the Adviser’s ability to properly render services to the Company or have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Adviser and, to the best of its knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (vii) The Adviser is not in violation of its limited liability company agreement or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.
     (viii) The Adviser possesses all licenses, certificates, permits and other authorizations issued by appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and has not received any notice of proceeding relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Adviser Material Adverse Change.
     (ix) The descriptions of the Adviser and its principals and business, and the statements attributable to the Adviser, in the Registration Statement, the General Disclosure Package and the Prospectus do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (x) The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the General Disclosure Package and under this Agreement, any Terms Agreement and the Investment Advisory Agreement; the Adviser owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement and the General Disclosure Package.
     (xi) Except as set forth in the General Disclosure Package, the Adviser is not aware that (A) any of its executives, key employees or significant group of employees plans to terminate employment with the Adviser or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Adviser.
     (xii) The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (B) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.
     (xiii) The Adviser has not taken, nor will the Adviser take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and the Adviser is not aware of any such action being taken by any affiliates of the Adviser.
     (xiv) The Adviser maintains insurance covering its properties, operations, personnel and businesses as it deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Adviser and its businesses; all such insurance is fully in force and effect.

     (xv) Neither the Adviser nor and of its subsidiaries, nor, to the knowledge of the Adviser, any director, officer, agent, employee, affiliate or other person acting on behalf of the Adviser or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.
     (xvi) The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened.
     (xvii) Neither the Adviser nor any of its subsidiaries nor, to the knowledge of the Adviser, any director, officer, agent, employee, affiliate or person acting on behalf of the Adviser or any of its subsidiaries is currently subject to any U.S. sanctions administered by the OFAC; and the Adviser will not cause the Company to use any of the proceeds received by the Company from the sale of Shares contemplated by this Agreement or any Terms Agreement, or cause the Company to lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (c) The Administrator represents and warrants to the Agent that as of the date of this Agreement, any applicable Registration Statement Amendment Date, each Applicable Time and each Settlement Date:
     (i) The Administrator has not sustained since January 2, 2008 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since January 2, 2008, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Administrator (any such change or development is hereinafter referred to as an “Administrator Material Adverse Change”), otherwise than as set forth or contemplated in the General Disclosure Package.
     (ii) The Administrator has been duly formed and is validly existing as a corporation and is in good standing under the laws of the State of New York, with power and authority to own its properties and conduct its business as described in the General Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.
     (iii) This Agreement, any Terms Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Administrator and constitute valid, binding and enforceable agreements of the Administrator, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally; and the Administration Agreement has not been amended and continues in full force and effect.
     (iv) None of the execution, delivery and performance of this Agreement, any Terms Agreement or the Administration Agreement, or the consummation of transactions contemplated hereby and thereby, will (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Administrator or any of its subsidiaries is a party or by which the Administrator or any of its subsidiaries is bound or to which any of the property or assets of the Administrator or any of its subsidiaries is subject, or (B) result in any violation of the provisions of the organizational documents of the Administrator or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Administrator or any of its subsidiaries or any of its properties except, with respect to clause (A), to the extent that any such conflict, breach or violation would not, individually or in the aggregate, result in an Administrator Material Adverse Change; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Agreement, any Terms Agreement or the Administration Agreement, or the consummation of the transactions contemplated hereby and thereby by the Administrator, including the conduct of its business, except such as have been obtained.
     (v) There are no legal or governmental proceedings pending to which the Administrator is a party or of which any of its property is the subject which, if determined adversely to the Administrator would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Administrator and, to the best of its knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (vi) The Administrator is not in violation of its certificate of incorporation or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.
     (vii) The Administrator possesses all licenses, certificates, permits and other authorizations issued by appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and has not received any notice of proceeding relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Administrator Material Adverse Change.
     (viii) The descriptions of the Administrator and its principals and business, and the statements attributable to the Administrator, in the Registration Statement, the General Disclosure Package and the Prospectus, if any, do not and will not contain an untrue statement of a material fact or omit to state a material fact necessary required to be stated therein or necessary to make the statements therein not misleading.
     (ix) The Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the General Disclosure Package and under this Agreement, any Terms Agreement and the Administration Agreement; the Administrator owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement and the General Disclosure Package.
     (x) The Administrator is not aware that (A) any of its executives, key employees or significant group of employees plans to terminate employment with the Administrator or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Administrator.
     (xi) The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (B) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (xii) The Administrator has not taken, nor will the Administrator take, nor will the Administrator take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and the Administrator is not aware of any such action being taken by any affiliates of the Administrator.
     (xiii) The Administrator maintains insurance covering its properties, operations, personnel and businesses as it deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Administrator and its businesses; all such insurance is in full force and effect.
     (xiv) Neither the Administrator nor and of its subsidiaries, nor, to the knowledge of the Administrator, any director, officer, agent, employee, affiliate or other person acting on behalf of the Administrator or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.
     (xv) The operations of the Administrator and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Administrator or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Administrator, threatened.
     (xvi) Neither the Administrator nor any of its subsidiaries nor, to the knowledge of the Administrator, any director, officer, agent, employee, affiliate or person acting on behalf of the Administrator or any of its subsidiaries is currently subject to any U.S. sanctions administered by the OFAC.
     (d) Any certificate signed by any officer of the Company, the Administrator or the Adviser delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company, the Administrator or the Adviser, as the case may be, to the Agent as to the matters covered thereby as of the date or dates indicated in such certificate.
     Section 2. Sale and Delivery of Shares.
     (a) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell exclusively through the Agent acting as sales agent for the Company or directly to the Agent acting as principal from time to time, and the Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Shares. Sales of the Shares, if any, through the Agent acting as sales agent will be made by means of ordinary brokers’ transactions on the NYSE that qualify for delivery of the Prospectus to the NYSE in accordance with Rule 153 under the 1933 Act or directly to the Agent acting as principal will be made through public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices.
     (b) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on that trading day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under Section 6 of this Agreement and that the Company has instructed the Agent to make such sales. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which Stifel Nicolaus is acting for the Company in a capacity other than as Agent under this Agreement. On any Trading Day, the Company may instruct the Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the Agent) as to the maximum number of Shares to be sold by the Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the Agent shall use its commercially reasonable efforts to sell as sales agent all of the Shares so designated by the Company. The Company and the Agent each acknowledge and agree that (A) there can be no assurance that the Agent will be successful in selling the Shares, (B) the Agent will incur no liability or obligation to the Company or any other person or entity if they do not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement, and (C) the Agent shall be under no obligation to purchase Shares on a principal basis except as otherwise specifically agreed by each of the Agent and the Company pursuant to a Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.
     (c) Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agent as sales agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the number of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agent in writing. In addition, the Company may, upon notice to the Agent, suspend the offering of the Shares or the Agent may, upon notice to the Company, suspend the offering of the Shares with respect to which the Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Any notice given pursuant to the preceding sentence may be given by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged).
     (d) The gross sales price of any Shares sold pursuant to this Agreement by the Agent acting as sales agent of the Company shall be the market price prevailing at the time of sale for shares of the Company’s Common Stock sold by the Agent on the NYSE. The compensation payable to the Agent for sales of Shares with respect to which the Agent acts as sales agent shall be a percentage of the gross sale price of the Shares sold pursuant to this Agreement as set forth in the following schedule:

Shares Sold Pursuant to this	Percentage of the Gross Sale
Agreement	Price
Up to 500,000	2.00%
Above 500,000 up to 1,000,000	1.50%
Above 1,000,000	1.00%
The Company may sell Shares to the Agent, acting as principal, at a price agreed upon with the Agent at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required. Notwithstanding the foregoing, in the event the Company engages the Agent for a sale of Shares that could constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and the Agent will agree to compensation that is customary for the Agent with respect to such transactions.
     (e) If acting as a sales agent hereunder, the Agent shall provide written confirmation to the Company following the close of trading on the NYSE, each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such sales.
     (f) Under no circumstances shall the aggregate offering price or number, as the case may be, of Shares sold pursuant to this Agreement and any Terms Agreement exceed the aggregate offering price or number, as the case may be, of Shares of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agent in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agent in writing.
          (g) If either the Company or the Agent believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Shares, such party shall promptly notify the other party and sales of Shares under this Agreement and any Terms Agreement shall be suspended until other exemptive provisions have been satisfied in the judgment of each party or the parties mutually agree to the waiver thereof.
          (h) Settlement for sales of Shares pursuant to this Section 2 will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to the Agent’s account at The Depository Trust Company against payments by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default.
          (i) Notwithstanding any other provision of this Agreement, the Company and the Agent agree that no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Agent shall not be obligated to sell, during any period in which the Company’s insider trading policy, as it exists on the date of the Agreement and as attached hereto as Annex II, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors, or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Agent, for purposes of this paragraph (i) such period shall be deemed to end on the later of (i) the date on which the Company files with the Commission a prospectus supplement under Rule 497 under the 1933 Act relating to the Shares that includes updated financial information as of the end of the Company’s most recent quarterly period or fiscal year, as applicable (the “Quarterly 497 Filing”) and (ii) the date on which the Company’s trading window reopens following the public release of its financial results for such quarterly period or fiscal year, as applicable.
     Section 3. Covenants. (a) The Company agrees with the Agent that:
     (i) During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 under the 1933 Act), (A) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any Settlement Date which shall be disapproved by the Agent promptly after reasonable notice thereof and to advise the Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Agent with copies thereof, (B) to file promptly all other material required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act, the 1934 Act and the rules and regulations of the Commission thereunder, respectively, (C) to advise the Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (D) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Shares by the Agent, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement). The Company will promptly effect the necessary post-effective amendment and the filings required pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.
     (ii) Promptly from time to time to take such action as the Agent may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (iii) During any period when the delivery of a prospectus is required (whether physically or through compliance with Rule 153 under the 1933 Act) in connection with the offering or sale of Shares, the Company will make available to the Agent, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agent, copies of the most recent Prospectus in such quantities and at such locations as the Agent may reasonably request for the purposes contemplated by the 1933 Act. During any period when the delivery of a prospectus is required (whether physically or through compliance with Rule 153 under the 1933 Act) in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus, to notify the Agent and to file such document and to prepare and furnish without charge to the Agent as many written and electronic copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.
     (iv) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).
     (v) To pay the required Commission filing fees relating to the Shares within the time required under the 1933 Act.
     (vi) To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner specified in the General Disclosure Package.
     (vii) In connection with the offering and sale of the Shares, the Company will file with the NYSE all documents and notices, and make all certifications, required by the NYSE of companies that have securities that are listed or quoted on the NYSE and will maintain such listings or quotations.
     (viii) The Company will use its best efforts to maintain in effect its qualification and election to be treated as a RIC under Subchapter M of the Code for each taxable year during which it is a BDC under the Investment Company Act.
     (ix) The Company, during a period of two years from the effective date of the Registration Statement, will use its best efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision.

     (x) To not take, directly or indirectly, and to cause its affiliates to refrain from taking, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.
     (xi) At each Applicable Time, each Settlement Date and each Registration Statement Amendment Date (as defined below), the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement or any Terms Agreement. In a prospectus supplement filed with the Commission pursuant to Rule 497 under the 1933 Act, or otherwise included in an Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Shares were made by or through the Agent under this Agreement or any Terms Agreement, the Company shall set forth with regard to such quarter the number of Shares sold through the Agent under this Agreement or any Terms Agreement and the Net Proceeds received by the Company with respect to sales of Shares pursuant to this Agreement or any Terms Agreement.
     (xii) Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agent as principal on a Settlement Date and promptly after each date the Registration Statement or the Prospectus shall be amended or supplemented in connection with a Quarterly 497 Filing or otherwise (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(a)(xi) or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”), the Company will furnish or cause to be furnished forthwith to the Agent a certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement, as the case may be, in a form reasonably satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which were last furnished to the Agent are true and correct at the time of such amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented, to the time of delivery of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.
     (xiii) Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agent as principal on a Settlement Date and promptly after each Registration Statement Amendment Date, the Company will furnish or cause to be furnished to the Agent the written opinion and letter of Sutherland Asbill & Brennan LLP, counsel for the Company, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement, as the case may be, in a form and substance reasonably satisfactory to the Agent and its counsel, of the same tenor as the opinions and letters referred to in Sections 6(c) and 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented, to the time of delivery of such opinion and letter or, in lieu of such opinion and letter, such counsel shall furnish the Agent with a letter substantially to the effect that the Agent may rely on the last opinion and letter furnished to the Agent to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.
     (xiv) Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agent as principal on a Settlement Date and promptly after each time that the Registration Statement is amended or the Prospectus is supplemented to include additional financial information, the Company will cause PricewaterhouseCoopers LLP, or other independent accountants reasonably satisfactory to the Agent, to furnish to the Agent a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement with the Commission, as the case may be, in form reasonably satisfactory to the Agent and its counsel, of the same tenor as the letter referred to in Section 6(e) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.
     (xv) The Company consents to Stifel Nicolaus trading in the Company’s Common Stock for Stifel Nicolaus’ own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement.
     (xvi) If, to the knowledge of the Company, all filings required by Rule 497 in connection with this offering shall not have been made or the representations in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.
     (xvii) The Company will cooperate timely with any reasonable due diligence review conducted by the Agent or its counsel from time to time in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.
     (xviii) The Company will not, without (A) giving the Agent at least one business day’s prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agent suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agent in light of the proposed sale, (I) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, purchase pursuant to its share repurchase program, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration under Rule 415 under the 1933 Act, a registration statement on Form N-14 or a post-effective amendment to the Registration Statement) or (II) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (I) or (II) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (w) securities issued pursuant to a registration statement on Form N-14, (x) any shares issued pursuant to the Company’s Dividend Reinvestment Plan, (y) the Shares to be offered and sold through the Agent pursuant to this Agreement or any Terms Agreement and (z) equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of Common Stock upon exercise thereof.
     (xix) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, the Company will, prior to the Renewal Deadline file, if it has not already done so, a new registration statement relating to the Shares, in a form satisfactory to the Agent, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.
     Section 4. The Company represents and agrees that, without the prior consent of the Agent, (i) it will not distribute any offering material other than the Registration Statement, the General Disclosure Package or the

Prospectus, and (ii) it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act and which the parties agree, for the purposes of this Agreement, includes any “advertisement” as defined in Rule 482 under the 1933 Act.
     Section 5. Payment of Expenses.
     (a) The Company covenants and agrees with the Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, Prospectus Supplement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agent; (ii) the cost of printing or producing this Agreement or any Terms Agreement, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(a)(ii) hereof, including the reasonable fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agent in connection with, any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Shares; (v) all fees and expenses in connection with listing or quoting the Shares on the NYSE; (vi) the cost of preparing the Shares; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; and (viii) all other costs and expenses incident to the performance by the Company, the Adviser and the Administrator of their obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Section 7 hereof, the Agent will pay all of its own costs and expenses, including the fees of its counsel.
     (b) Notwithstanding the foregoing, the Company shall be obligated to pay or cause to be paid the reasonable fees and disbursements of counsel for the Agent incurred by the Agent in connection with the offering contemplated by this Agreement, including as set forth in Section 5(a)(ii) and (iv), up to an amount equal to $75,000, unless it consents in writing to the payment of such fees and disbursements in excess of such amount.
     Section 6. Conditions of the Agent’s Obligation. The obligations of the Agent hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company, the Adviser and the Administrator herein or in certificates of any officer of the Company, the Adviser and the Administrator delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement and as of each Registration Statement Amendment Date, Applicable Time and Settlement Date, to the condition that the Company, the Adviser and the Administrator shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 497 under the 1933 Act on or prior to the date hereof and in accordance with Section 3(a)(i) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; the Registration Statement shall be effective and no stop order suspending or preventing the use of the Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agent.
     (b) On every date specified in Section 3(a)(xiii) hereof and on such other dates as reasonably requested by Agent, Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Agent, shall have furnished to the Agent such written opinion or opinions, dated as of such date, with respect to such matters as the Agent may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
     (c) On every date specified in Section 3(a)(xiii) hereof and on such other dates as reasonably requested by Agent, Sutherland Asbill & Brennan LLP, counsel for the Company, shall have furnished to the Agent written opinion or opinions, dated as of such date, in form and substance reasonably satisfactory to the Agent.

     (d) On every date specified in Section 3(a)(xiii) hereof and on such other dates as reasonably requested by Agent, Sutherland Asbill & Brennan LLP, counsel for the Adviser and the Administrator, shall have furnished to the Agent written opinion or opinions, dated as of such date, in form and substance reasonably satisfactory to the Agent.
     (e) At the dates specified in Section 3(a)(xiv) hereof and on such other dates as reasonably requested by Agent, PricewaterhouseCoopers LLP shall have furnished to the Agent a letter or letters dated as of the date of delivery thereof and addressed to the Agent in form and substance reasonably satisfactory to the Agent and its counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its Subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus.
     (f) (i) Upon commencement of the offering of Shares under this Agreement and on such other dates as reasonably requested by Agent, the Company will furnish or cause to be furnished promptly to the Agent a certificate of an officer in a form satisfactory to the Agent stating the minimum price for the sale of such Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(a)(xii) and on such other dates as reasonably requested by Agent, the Company, the Adviser and the Administrator will furnish or cause to be furnished promptly to the Agent certificates of their respective officers, dated as of the date thereof, to the effect that (A) there has been no Material Adverse Effect since the date as of which information is given in the General Disclosure Package and the Prospectus as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct as of such date and (C) the Company has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied.
     (g) Since the date of the latest audited financial statements then included in the General Disclosure Package and the Prospectus, no Material Adverse Effect shall have occurred.
     (h) The Company shall have conducted weekly due diligence sessions, in form and substance satisfactory to the Agent.
     (i) All filings with the Commission required by Rule 497 under the 1933 Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by the 1933 Act Regulations.
     (j) The Shares shall have received approval for listing or quotation on the NYSE prior to the first Settlement Date.
     (k) The Company shall continue to be regulated as a BDC under the Investment Company Act.
     (l) Prior to any Settlement Date, the Company shall have furnished to the Agent such further information, documents or certificates as the Agent may reasonably request.
     Section 7. Indemnification.
     (a) The Company will indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto in reliance upon and in strict conformity with written information furnished to the Company by the Agent expressly for use therein.
     (b) The Adviser and the Administrator, severally and not jointly, will indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such action or claim as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Adviser (in the case of the Adviser) or the Administrator (in the case of the Administrator), respectively.
     (c) The Agent will indemnify and hold harmless the Company, the Adviser and the Administrator against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any such amendment or supplement thereto in reliance upon and in strict conformity with written information furnished to the Company by the Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (e) If the indemnification provided for in this Section 7 is unavailable to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Agent on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Adviser and the Administrator on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser or the Administrator on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Adviser and the Administrator and the Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the amount by which the total compensation received by the Agent with respect to sales of the Shares sold by it to the public exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (f) The obligations of the Company, the Adviser and the Administrator under this Section 7 shall be in addition to any liability which the Company, the Adviser and the Administrator may otherwise have and shall extend, upon the same terms and conditions, to the directors, officers, employees, attorneys and agents of the Agent and to each person, if any, who controls the Agent within the meaning of the 1933 Act and each broker dealer affiliate of the Agent; and the obligations of the Agent under this Section 7 shall be in addition to any liability which the Agent may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee, attorney and agent of the Company, the Adviser and the Administrator and to each person, if any, who controls the Company within the meaning of the 1933 Act. No party shall be entitled to indemnification under this Section 10 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.
     Section 8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Adviser, the Administrator and the Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any controlling person of the Agent, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.
     Section 9. No Advisory or Fiduciary Relationship. Each of the Company, the Adviser and the Administrator acknowledges and agrees that (i) the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) the Agent has not assumed an advisory or fiduciary responsibility in favor of the Company, the Adviser or the Administrator with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company, the Adviser or the Administrator on other matters) or any other obligation to the Company, the Adviser or the Administrator except the obligations expressly set forth in this Agreement and (iii) each of the Company, the Adviser and the Administrator has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company, the Adviser and the Administrator agrees that it will not claim that the Agent has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, the Adviser or the Administrator, in connection with such transaction or the process leading thereto.
     Section 10. Termination.
     (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that the provisions of Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.
     (b) The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.
     (c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect.
     (d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.
     (e) In the case of any purchase by the Agent pursuant to a Terms Agreement, the Agent may terminate this Agreement, at any time at or prior to the Settlement Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.
     Section 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to Stifel Nicolaus shall be delivered or sent by mail, telex or facsimile transmission to:
Stifel, Nicolaus & Company, Incorporated
One South Street, 15th Floor
Baltimore, Maryland 21202
Fax No. (443) 224-1273
Attention: Syndicate Department

with a copy to:
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Fax No. (212) 859-4000
Attention: Stuart H. Gelfond, Esq.
and if to the Company to:
Fifth Street Finance Corp.
10 Bank Street, Suite 1210
White Plains, NY 10606
Attention: Secretary
     Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     Section 12. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Agent and the Company, the Adviser and the Administrator and, to the extent provided in Sections 7 and 8 hereof, the officers, directors, employees, attorneys and agents of the Company, the Adviser, the Administrator and the Agent and each person who controls the Company, the Adviser, the Administrator or the Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Shares through the Agent shall be deemed a successor or assign by reason merely of such purchase.
     Section 13. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     Section 14. Waiver of Jury Trial. The Company, the Adviser, the Administrator and the Agent hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to jury trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     Section 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.
     Section 16. Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission.
     Section 17. Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.
[Signatures appear on the following page]

Very truly yours, FIFTH STREET FINANCE CORP.
By:	/s/ Bernard D. Berman
Name:	Bernard D. Berman
Title:	President, Secretary, and Chief Compliance Officer

FIFTH STREET MANAGEMENT LLC
By:	/s/ Bernard D. Berman
Name:	Bernard D. Berman
Title:	Member

FSC, INC.
By:	/s/ Bernard D. Berman
Name:	Bernard D. Berman
Title:	President, Treasurer and Secretary

Accepted as of the date hereof: STIFEL, NICOLAUS & COMPANY, INCORPORATED
By:	/s/ Allen G. Laufenberg
	Name:	Allen G. Laufenberg
	Title:	Managing Director

[Signature page to the Sales Agreement]

Annex I

FIFTH STREET FINANCE CORP.
Common Stock
($0.01 par value per share)
TERMS AGREEMENT
STIFEL, NICOLAUS & COMPANY, INCORPORATED
One South Street, 15th Floor
Baltimore, MD 21202
Attn: Syndicate Department
Ladies and Gentlemen:
     Fifth Street Finance Corp., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the At-the-Market Equity Offering Sales Agreement, dated [__________], 2010 (the “Sales Agreement”), between the Company and Stifel, Nicolaus & Company, Incorporated (the “Agent”), to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”).
     Each of the provisions of the Sales Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Applicable Time, except that each representation and warranty in Section 1 of the Sales Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Sales Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Settlement Date in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.
     An amendment to the Registration Statement (as defined in the Sales Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.
     Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.
     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.
[Signatures appear on the following page]

Very truly yours, FIFTH STREET FINANCE CORP.
By:
Name:
Title:

FIFTH STREET MANAGEMENT LLC
By:
Name:
Title:

FSC, INC.
By:
Name:
Title:

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:
[Signature page to the Terms Agreement]